Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 13, 2005 relating to the financial statements and financial statement schedule of Atari, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10K of Atari, Inc. for the year ended March 31, 2005.

DELOITTE & TOUCHE LLP

New York, New York
June 13, 2005